LOAN

AGREEMENT

September 2, 2020

Rain Communications Corp. (the “Lender”) with an address at 1130 West Pender Street, Unit 820, Vancouver, BC V6E 4A4, advanced USD$6,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 123 W. Nye Ln, Suite 446, Carson City, NV 89706. The Lender advanced the funds on September 2, 2020.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) calculated from September 2, 2020 (the “Effective Date”). The Borrower is liable for repayment of the Principal Sum, accrued Interest, and any additional costs that the Lender incurs in trying to collect the amount owed to him under the terms of this Loan Agreement.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Rain Communications Corp.	Cell MedX Corp.

Per:	Per:

/s/ Raph Biggar	/s/ Yanika Silina
Raph Biggar, President	Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount: USD$6,000	September 2, 2020

FOR VALUE RECEIVED Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Rain Communications Corp. (the “Lender”) the sum of $6,000 lawful money of the United States of America (the “Principal Sum”) together with the Interest accrued on the Principal Sum calculated from September 2, 2020 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 6 per cent per year. Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum, and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Cell MedX Corp.

Per:

/s/ Yanika Silina

Yanika Silina, CFO